UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2006

Peabody Energy Corporation

(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	1-16463 (Commission File Number)	13-4004153 (IRS Employer Identification No.)

701 Market Street, St. Louis, MO (Address of principal executive offices)	63101 (Zip Code)

Registrant’s telephone number, including area code: (314) 342-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2006, the Company announced that Eric Ford, age 52, has been named Executive Vice President and Chief Operating Officer, with responsibility for the Company’s global mining operations, as well as the areas of safety, operations improvement, engineering, and environmental and geologic services. He will join the Company in the first quarter of 2007. The press release announcing his appointment is attached hereto as Exhibit 99.1 and incorporated by reference herein.

There is no arrangement or understanding between Mr. Ford and any other person pursuant to which Mr. Ford was appointed as an officer.

The Company is not aware of any transactions, proposed transactions, or series of either to which the Company or any of its subsidiaries was or is to be a participant since January 1, 2005, in which the amount involved exceeds $120,000 and in which Mr. Ford had, or will have, a direct or indirect material interest.

On December 22, 2006, Mr. Ford accepted the Company’s offer of employment as Executive Vice President and Chief Operating Officer pursuant to a Letter Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein and the following description is qualified by such attachment. The Letter Agreement provides for, among other things,:

•	his employment to commence on or before April 1, 2007;
•	base salary, annual incentive bonus and employee benefits, as described below;
•

on-going annual Long-Term Incentive Plan awards, consisting of grants of both performance units and stock options, generally valued at approximately 250% of base salary (with the Employment Agreement indicating a maximum of 500% of base salary), subject to Compensation Committee discretion, with performance units currently vesting three years from grant date and amounts earned (if any) based on the Company’s total shareholder return relative to a peer group and an S&P index as well as an internal financial target, and stock options currently vesting pro rata over three years from grant date;

•	a one-time restricted stock award, as described below, to compensate Mr. Ford for unvested equity and other benefits that were forfeited from his former employer;
•	provision of a two bedroom apartment for two years, and reimbursement of moving costs;
•	relocation benefits;
•	reimbursement of annual income tax return preparation expenses;
•	six business class airfare tickets per year for 2007 and 2008, for use by Mr. Ford and his family; and
•	20 days of vacation per year, and an additional 5 days of personal leave for 2007 and 2008.

On December 22, 2006, Mr. Ford entered into an Employment Agreement with the Company, which becomes effective on his first date of employment, which is to be determined. The Employment Agreement, and the related forms of restricted stock agreements, are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively, and incorporated by reference herein, and the following description is qualified by such attachments.

Mr. Ford’s Employment Agreement provides for a two-year term that extends day-to-day so that there are at all times remaining a term of two years. Under such agreement, Mr. Ford will be entitled to:

•	a minimum base salary of $650,000, subject to increase by the Board of Directors of the Company as its deems appropriate,
•

an annual incentive plan target of 80% of base salary with opportunity of up to 150%, with goals established by the Board of Directors in consultation with the chief executive officer, and with Mr. Ford being entitled to a 2007 bonus equal to the amount he would have received had he been employed during the entire 2007 year;

•	an $800,000 lump sum payment, if he remains employed until age 55 or dies or becomes disabled during his employment term;
•

effective upon commencement of his employment, an award of 45,198 restricted shares of stock under the Long-Term Equity Incentive Plan, with one-third vesting on October 1, 2007, April 1, 2008 and April 1, 2009, and an award of 9,000 restricted shares of stock, with one-third vesting on each of the grant date, the third anniversary of the grant date and the sixth anniversary of the grant date. Both of the awards are subject to continued employment and become fully vested upon (1) a Change of Control (as defined in the Long-Term Incentive Plan), (2) his death while employed by the Company, (3) the termination of employment due to disability, or (4) the termination of his employment by the Company for a reason other than Cause (as defined in Section 1.3 of the restricted stock agreement) or by Mr. Ford for Good Reason (as defined in Section 6.1(b) of the Employment Agreement). Mr. Ford will be entitled to vote the restricted shares and receive dividends;

•	life insurance, D&O insurance, medical and other standard benefits and perquisites provided to senior executives from time to time;
•	customary vacation days, as well as five days of paid leave in each of 2007 and 2008; and
•	reimbursement for expenses in connection with the preparation of Mr. Ford’s annual income tax return.

Following a termination by the Company without Cause or a resignation by Mr. Ford for Good Reason (each as defined in the Employment Agreement), Mr. Ford will be entitled to:

•

a payment in substantially equal installments equal to two years’ base salary and two times the higher of (1) his target annual bonus for the year of termination or (2) the average of the actual annual bonuses paid to him in the two prior years, with timing subject to Internal Revenue Code Section 409A;

•

any unpaid bonus earned with respect to the preceding year and a one-time prorated bonus for the year of termination (based on the Company’s actual performance multiplied by a fraction, the numerator of which is the number of business days Mr. Ford was employed during the year of termination, and the denominator of which is the total number of business days during that year), payable when bonuses, if any, are paid to other executives of the Company, with timing subject to Internal Revenue Code Section 409A;

•	receipt of life insurance, medical and other standard executive benefits for two years;
•	equity-based compensation in accordance with the terms of the awards; and
•

a gross-up payment, in the event any such payment or benefit becomes subject to excise tax under Internal Revenue Code Section 4999 (including interest or penalties), such that after payment of all taxes, including on the gross-up payment, Mr. Ford retains an amount of the gross-up payment equal to such aggregate excise taxes; provide, that such gross-up payment shall not exceed $3.0 million, subject to increase by the Board of Directors.

Following a termination by the Company for Cause, or by Mr. Ford other than for Good Reason, Disability (as defined in Section 6.3(b) of the Employment Agreement) or death, Mr. Ford will be entitled to receive only (1) base salary accrued but unpaid prior to such termination, (2) any vacation accrued but unused prior to such termination, (3) any other benefits under employee benefit plans or programs in accordance with their terms, and (4) reimbursable expenses not previously reimbursed.

In the event of Disability, the Company may terminate Mr. Ford’s employment, in which case, Mr. Ford will be entitled to receive only (1) base salary earned but unpaid prior to such termination, (2) any unpaid bonus earned with respect to the preceding year, (3) any vacation accrued but unused prior to such termination, (4) vested benefits under employee benefit plans, and (5) a prorated bonus for the current year.

In the event of death, the Company’s obligation to make further payments under the Employment Agreement terminates, except for the obligation to pay (1) accrued but unpaid base salary, (2) any unpaid bonus earned with respect to the preceding year, (3) any vacation accrued but unused, (4) vested benefits under employee benefit plans, and (5) a prorated bonus for the current year.

Mr. Ford’s Employment Agreement also provides for confidentiality obligations during and following his employment and includes noncompetition and nonsolicitation provisions that are effective during, and for one year following, his employment. If Mr. Ford breaches any of his confidentiality, noncompetition or nonsolicitation provisions, he will forfeit any unpaid amounts or benefits.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description of Exhibit

10.1	Letter Agreement, dated as of December 22, 2006, by and between the Company and Eric Ford.

10.2	Employment Agreement, dated as of December 22, 2006, by and between the Company and Eric Ford.

10.3	Form of Restricted Stock Agreement -- Exhibit A

10.4	Form of Restricted Stock Agreement -- Exhibit B

10.5

Peabody Energy Corporation 2004 Long-Term Equity Incentive Plan (Incorporated by reference to Annex A to the Registrant’s Proxy Statement for the 2004 Annual Meeting of Stockholders, filed on April 2, 2004).

10.6

Amendment No. 1 to the Peabody Energy Corporation 2004 Long Term Incentive Plan (Incorporated by reference to Exhibit 10.67 of the Registrant’s Form 10-Q for the third quarter ended September 30, 2004, filed on December 10, 2004).

99.1	Press Release dated December 28, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2006

PEABODY ENERGY CORPORATION
By:	/s/ Alexander C. Schoch
Alexander C. Schoch,
Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.1	Letter Agreement, dated as of December 22, 2006, by and between the Company and Eric Ford.

10.2	Employment Agreement, dated as of December 22, 2006, by and between the Company and Eric Ford.

10.3	Form of Restricted Stock Agreement -- Exhibit A

10.4	Form of Restricted Stock Agreement -- Exhibit B

10.5

Peabody Energy Corporation 2004 Long-Term Equity Incentive Plan (Incorporated by reference to Annex A to the Registrant’s Proxy Statement for the 2004 Annual Meeting of Stockholders, filed on April 2, 2004).

10.6

Amendment No. 1 to the Peabody Energy Corporation 2004 Long Term Incentive Plan (Incorporated by reference to Exhibit 10.67 of the Registrant’s Form 10-Q for the third quarter ended September 30, 2004, filed on December 10, 2004).

99.1	Press Release dated December 28, 2006.